Exhibit 99.1

Financial statement schedule—Rule 12-09.

Valuation and qualifying accounts.

YEAR ENDED JUNE 30, 2004

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions— uncollectible amounts	Column E— Balance at end of period
Allowance for doubtful accounts	$—	$100,000	$—	$—	$100,000

YEAR ENDED JUNE 30, 2005

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions	Column E— Balance at end of period
Allowance for doubtful accounts	$100,000	$50,000	$—	$150,000	$—

SIX MONTHS ENDED DECEMBER 31, 2005

Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions	Column E— Balance at end of period
Allowance for doubtful accounts	$—	$—	$—	$—	$—

YEAR ENDED DECEMBER 31, 2006

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions	Column E— Balance at end of period
Allowance for doubtful accounts	$—	$75,000	$—	$—	$75,000